EXHIBIT 10.1

AMENDEMENT TO VARIOUS AGREEMENTS IN VIEW OF RESCISION, signed between Technologies Scan Corp, 6285431 Canada Inc. (ISpeedZone) and Dany Gagné and Carmen Dion in view to annul any and all transaction between the parties, entered in Quebec City on April the 11th 2013.

Whereas on or about September the 5th 2012, the Shareholders of ISpeedZone, Dany Gagné and Carmen Dion and ISpeed Zone, have entered into a binding transaction with Technologies Scan Corp (TENP), a company duly listed on the OTCQB whereby the shareholders of ISpeedZone were to exchange all of the issued and outstanding shares of ISpeedZone in exchange for a total of 130 000 000 shares of TENP, for ISpeedZone to become a wholly owned subsidiary of TENP and Gagné and Dion to become majority shareholders of TENP.

Whereas on or about October 5h 2012, a first share exchange agreement was signed whereby Gagné and Dion did exchange 38 shares of ISpeedZone for 50 000 000 shares of TENP.

Whereas the two 25 000 000 certficates issued respectively to Gagné and Dion were replaced in favor of 2 certificates issued to Technologies Scan ISZ Canada Inc.to accommodate the proposed structure, in view of the tax strategy . Whereas the 38 ISpeedZone shares were never issued to TENP

Whereas on or about February 15th 2013, a second share exchange agreement was signed by TENP, Gagné and Dion., the said share exchange providing for the issuance of 20 000 000 TENP shares in exchange for 15 SpeedZone shares. Whereas none of the said shares were issued.

Whereas the parties no longer wish to merge their activities and wish to annul any and all transactions between the parties;

THE PARTIES HEREBY AGREE AS FOLLOW;

1.	The preamble is an integral part of the present agreement;

2.
The parties hereby annul the transaction any and all agreements between the parties including without restricting the generality of the foregoing the September 5th 2012 LOI, the October 5th Share exchange agreement, and the October 5th Share exchange agreement, as if the said agreements had never existed;

3.
The parties hereby give each other mutual complete and final release of any and all claims relating to the proposed merger and any and all commercial relationships between the parties, including any claim for costs and or damages and each party agrees to pay their own costs related to the failed merger;

4.	The following is a Transaction as defined in the law.

6285431 Canada Inc (ISpeedZone)

Technologies Scan Corp

/s/ Dany Gagné
Dany Gagné

/s/ Carmen Dion
Carmen Dion